Exhibit 5.1
August 15, 2005
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, CA 94583
          Re:     Registration Statement on Form S-8
Ladies and Gentlemen:
     With reference to the Registration Statement on Form S-8 to be filed by Chevron Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, relating to shares of the Company’s common stock, issuable pursuant to the 2004 Directors’ Deferred Compensation and Restricted Stock Unit Award Plan (the “Plan”), it is our opinion that such shares, when sold in accordance with the Plan and applicable resolutions of the Board of Directors, will be legally issued, fully paid and nonassessable.
     The foregoing opinion is limited to the federal laws of the United States, the laws of the State of California, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement on Form S-8.

Very truly yours, PILLSBURY WINTHROP SHAW PITTMAN LLP